Exhibit 10.2

DELUXE CORPORATION 2000 STOCK INCENTIVE PLAN, AS AMENDED

Section 1.    Purpose.

        The purpose of the plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company’s business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.

Section 2.    Definitions.

        As used in the plan, the following terms shall have the meanings set forth below:

                (a)            “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the committee.

                (b)            “Award” shall mean any option, stock appreciation right, restricted stock, restricted stock unit, performance award, dividend equivalent or other stock-based award granted under the plan.

                (c)            “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any award granted under the plan.

                (d)            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                (e)            “Committee” shall mean a committee of the board of directors of the Company designated by such board to administer the plan, which shall consist of members appointed from time to time by the board of directors and shall be comprised of not fewer than such number of directors as shall be required to permit grants and awards made under the plan to satisfy the requirements of Rule 16b-3. Each member of the committee shall be a “Non-Employee Director”within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered such that certain awards shall be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

                (f)            “Company” shall mean DELUXE CORPORATION, a Minnesota corporation, and any successor corporation.

                (g)            “Dividend Equivalent” shall mean any right granted under Section 6(e) of the plan.

                (h)            “Eligible Person” shall mean a non-employee director and any employee (as determined by the committee) providing services to the Company or any affiliate who the committee determines to be an eligible person.

                (i)            “Fair Market Value” shall mean, with respect to any property (including, without limitation, any shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the committee.

                (j)            “Incentive Stock Option” shall mean an option granted under Section 6(a) of the plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

                (k)            “Non-Employee Director” shall have the meaning provided in Section 7(a) of the plan.

                (l)            “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the plan that is not intended to be an incentive stock option.

                (m)            “Option” shall mean an incentive stock option or a non-qualified stock option and shall be deemed to include any reload option issued under the plan.

                (n)            “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the plan.

                (o)            “Participant” shall mean an eligible person designated to be granted an award under the plan.

                (p)            “Performance Award” shall mean any right granted under Section 6(d) of the plan.

                (q)            “Person” shall mean any individual, corporation, partnership, association or trust.

                (r)            “Plan” shall mean this stock incentive plan, as amended from time to time.

                (s)            “Reload Option” means an option issued under Section 6(a) to purchase a number of shares equal to the number of shares delivered by an option holder (or such lesser number as the committee may determine) in payment of all or any portion of the exercise price of an option previously granted under this plan to such holder, provided that the option term of such option shall not end later than the option term of the option so exercised.

                (t)            “Reload Option Feature” means provisions in an option granted under this plan that permit the holder of the option to receive a reload option upon the exercise of the option through the delivery of shares in payment of all or any portion of the exercise price. A reload option feature may be included in any reload option issued under the plan.

                (u)            “Restricted Stock” shall mean any share granted under Section 6(c) of the plan.

                (v)            “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the plan evidencing the right to receive a share (or a cash payment equal to the fair market value of a share) at some future date.

                (w)            “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

                (x)            “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

                (y)            “Shares” shall mean shares of common stock, $1.00 par value, of the Company or such other securities or property as may become subject to awards pursuant to an adjustment made under Section 4(c) of the plan.

                (z)            “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the plan.

Section 3.    Administration.

                (a)            Power and Authority of the Committee.   The plan shall be administered by the committee. Except as provided in Section 7 and subject to the express provisions of the plan and to applicable law, the committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to each participant under the plan; (iii) determine the number of shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each award; (iv) determine the terms and conditions of any award or award agreement; (v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of options or the lapse of restrictions relating to restricted stock or other awards; (vi) determine whether, to what extent and under what circumstances awards may be exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares, other securities, other awards, other property and other amounts payable with respect to an award under the plan shall be deferred either automatically or at the election of the holder thereof or the committee; (viii) interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the plan; and (x) make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan. Unless otherwise expressly provided in the plan, all designations, determinations, interpretations and other decisions under or with respect to the plan or any award shall be within the sole discretion of the committee, may be made at any time and shall be final, conclusive and binding upon any participant, any holder or beneficiary of any award and any employee of the Company or any affiliate.

                (b)            Delegation.   The committee may delegate its powers and duties under the plan to one or more officers of the company or an affiliate or a committee of such officers, subject to such terms, conditions and limitations as the committee may establish in its sole discretion; provided, however, that the committee shall not delegate its powers and duties under the plan (i)

with regard to officers or directors of the Company or any affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the effect of such delegation would make the exemption under Rule 16b-3 unavailable or (ii) in such a manner as would cause the plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.    Shares Available for Awards.

                (a)            Shares Available.   Subject to adjustment as provided in Section 4(c), the number of shares available for granting awards under the plan shall be 8,500,000. (The shareholders originally approved the plan with 3,000,000 shares available and, at the 2002 annual meeting, approved an amendment to the plan to increase the shares available by 5,500,000.) Shares to be issued under the plan may be either shares reacquired or authorized but unissued shares. If any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for grants under the plan. Shares delivered in payment of the option exercise price of an option not containing a reload option feature shall again be available for granting awards under the plan (other than incentive stock options) to the extent that the number of shares so delivered are made subject to an option granted pursuant to section 6(a)(v).

                (b)            Accounting for Awards.   For purposes of this Section 4, if an award entitles the holder thereof to receive or purchase shares, the number of shares covered by such award or to which such award relates shall be counted on the date of grant of such award against the aggregate number of shares available for grants under the plan.

                (c)            Adjustments.   In the event that the committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of awards, (ii) the number and type of shares (or other securities or other property) subject to outstanding awards and (iii) the purchase or exercise price with respect to any award; provided, however, that the number of shares covered by any award or to which such award relates shall always be a whole number.

                (d)            Awards Limitation Under the Plan.

(i)	Section 162(m) Limitation for Certain Types of Awards. No eligible person may be granted options, stock appreciation rights or any other award or awards under the plan, the value of which award or awards is based solely on an increase in the value of the shares after the date of grant of such award or awards, for more than 400,000 shares (subject to adjustment as provided in Section 4(c) of the plan) in the aggregate in any calendar year. The foregoing limitation shall not include any shares acquired pursuant to the annual incentive plan.

(ii)	Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all performance awards to any participant in the aggregate in any calendar year shall be $5.0 million in value, whether payable in cash, shares or other property. This limitation does not apply to any award subject to the limitation contained in Section 4(d)(i) of the plan and shall not include any shares acquired pursuant to the annual incentive plan.

(iii)	Plan Limitation on Restricted Stock, Restricted Stock Units and Performance Awards. No more than 3,500,000 shares, subject to adjustment as provided in Section 4(c) of the plan, shall be available under the plan for issuance pursuant to grants of restricted stock, restricted stock units and performance awards; provided, however, that if any awards of restricted stock units or performance awards terminate or are forfeited or cancelled without delivery of any shares or if shares of restricted stock are forfeited, whether or not dividends have been paid on such shares, then the shares subject to such termination, forfeiture or cancellation shall again be available for grants of restricted stock, restricted stock units and performance awards for purposes of this limitation on grants of such awards.

Section 5.    Eligibility.

        Any eligible person, including any eligible person who is an officer or director of the Company or any affiliate, shall be eligible to be designated a participant. In determining which eligible persons shall receive an award and the terms of any award, the committee may take into account the nature of the services rendered by the respective eligible persons, their present and potential contributions to the success of the Company, and such other factors as the committee, in its discretion shall deem relevant. Notwithstanding the foregoing, incentive stock options may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an incentive stock option shall not be granted to an employee of an affiliate unless such affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards.

(a)	Options. The committee is hereby authorized to grant options to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

(i)	Exercise Price. The purchase price per share purchasable under an option shall be determined by the committee; provided, however, that such purchase price shall not be less than 100 percent of the fair market value of a share on the date of grant of such option and provided further, that in no event shall options previously granted under this Plan be re-priced by reducing the exercise price thereof, nor shall options previously granted under this Plan be cancelled and replaced by a subsequent re-grant under this Plan of options having an exercise price lower than the options so cancelled.

(ii)	Option Term. The term of each option shall be fixed by the committee but shall not be longer than 10 years from the date of grant.

(iii)	Time and Method of Exercise. The committee shall determine the time or times at which an option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)	Reload Option Feature. The committee may determine, in its discretion, whether to grant an option containing a reload option feature and whether any reload option issued upon the exercise of an option containing a reload option feature may itself contain a reload option feature.

(v)	Issuance of Options to Replace Shares. The committee may determine, in its discretion, whether to grant to a participant who exercises by delivery of shares in payment of all or any portion of the exercise price an option, previously or hereafter granted under the plan, that does not contain a reload option feature, an option to acquire the number of shares so delivered (or such lesser number as the committee may determine), provided that the option term of such option shall not end later than the option term of the option so exercised.

                (b)            Stock Appreciation Rights.   The committee is hereby authorized to grant stock appreciation rights to participants subject to the terms of the plan and any applicable award agreement. A stock appreciation right granted under the plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the fair market value of one share on the date of exercise (or, if the committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the stock appreciation right as specified by the committee, which price shall not be less than 100 percent of the fair market value of one share on the date of grant of the stock appreciation right. Subject to the terms of the plan and any applicable award agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the committee. The committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

                (c)            Restricted Stock and Restricted Stock Units.   The committee is hereby authorized to grant awards of restricted stock and restricted stock units to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

(i)	Restrictions. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto or with respect to a restricted stock unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the committee may deem appropriate.

(ii)	Stock Certificates. Any restricted stock granted under the plan may be evidenced by issuance of a stock certificate or certificates or by the creation of a book entry at the Company’s transfer agent. Any such certificate or certificates shall be held by the Company. Such certificate or certificates or book entry shall be registered in the name of the participant and any such certificate or certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock. A similar notation shall be made in the records of the transfer agent with respect to any shares evidenced by a book entry. In the case of restricted stock units, no shares shall be issued at the time such awards are granted.

(iii)	Forfeiture; Delivery of Shares. Except as otherwise determined by the committee or provided in a plan governed by this Plan, upon termination of employment (as determined under criteria established by the committee) or, in the case of a director, service as a director during the applicable restriction period, all shares of restricted stock and all restricted stock units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units. Any share representing restricted stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units evidencing the right to receive shares, such shares shall be issued and delivered to the holders of the restricted stock units, subject to the provisions of the plan and any applicable award agreement.

                (d)            Performance Awards.   The committee is hereby authorized to grant performance awards to participants which may be “qualified performance-based compensation” within the meaning of Section 162(m). A performance award granted under the plan may be payable in cash or in shares (including, without limitation, restricted stock and restricted stock units). Performance awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective performance goals, and such performance goals shall be established by the committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award, and any other terms and conditions of any performance award shall be determined by the committee. Notwithstanding any other provision of the plan to the contrary, the following additional requirements shall apply to all performance awards made to any participant under the plan:

(i)	Shareholder Approval of Plan. Any performance award that is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) shall be null and void and have no effect whatsoever unless the plan, as amended, shall have been approved by the shareholders of the Company at the Company’s 2004 annual meeting of shareholders. No performance award shall be granted more than five years after the date of such meeting of shareholders unless the shareholders have re-approved the plan to the extent required by Section 162(m).

(ii)	Business Criteria. Unless and until the committee proposes for shareholder approval and the Company’s shareholders approve a change in the general business criteria set forth in this section, the attainment of which may determine the amount and/or vesting with respect to performance awards, the business criteria to be used for purposes of establishing performance goals for such performance awards shall be selected from among the following alternatives, each of which may be based on absolute standards or comparisons versus specified companies or groups of companies and may be applied at individual or various organizational levels (e.g., the Company as a whole or identified business units, segments or the like): sales values, margins, volume, cash flow, stock price, market share, revenue, sales, earnings per share, profits, earnings before interest expense and taxes, earnings before interest expense, interest income and taxes, earnings before interest expense, taxes, and depreciation and/or amortization, earnings before interest expense, interest income, taxes, and depreciation and/or amortization, return on equity or costs, return on invested or average capital employed, economic value, or cumulative total return to shareholders.

(iii)	Target Award; Maximum Amount Payable. The target award shall be a dollar amount or a percentage of a participant’s annualized base salary, which may be greater or less than 100%, as determined by the committee with respect to each participant for each performance period. The maximum amount payable pursuant to all performance awards to any participant in the aggregate in any calendar year is specified in Section 4(d)(ii) of the plan.

(iv)	Payment of Performance Awards. Performance awards shall be paid no later than six months following the conclusion of the applicable performance period. The committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a performance award, but may not exercise discretion to increase such amount.

(v)	Certain Events. If a participant dies, becomes permanently and totally disabled or otherwise terminates employment with the approval of the committee before the end of a performance period or after the performance period and before a performance award is paid, the committee may, in its discretion, determine that the participant shall be paid a pro rated portion of the award that the participant would have received but for such death, disability or other approved termination of employment.

(vi)	Designations. For a performance award, the committee shall, not later than 90 days after the beginning of each performance period, (A) designate all participants for such performance period, (B) establish the objective performance goals for each participant for that performance period on the basis of one or more of the criteria set forth in (ii) above and (C) determine target awards for each participant.

(vii)	Certification. Following the close of each performance period and prior to payment of any amount to a participant with respect to a performance award, the committee shall certify in writing as to the attainment of all goals (including the performance goals for a participant) upon which any payments to a Participant for that performance period are to be based.

                (e)            Dividend Equivalents.   The committee is hereby authorized to grant to participants dividend equivalents under which such participants shall be entitled to receive payments (in cash, shares, other securities, other awards or other property as determined in the discretion of the committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the committee. Subject to the terms of the plan and any applicable award agreement, such dividend equivalents may have such terms and conditions as the committee shall determine.

                (f)            Other Stock-based Awards.   The committee is hereby authorized to grant to participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as are deemed by the committee to be consistent with the purpose of the plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the plan and any applicable award agreement, the committee shall determine the terms and conditions of such awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), as the committee shall determine, the value of which consideration, as established by the committee, shall not be less than 100 percent of the fair market value of such shares or other securities as of the date such purchase right is granted.

                (g)            General

(i)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the committee, be granted either alone or in addition to, in tandem with, or in substitution for any other award or any award granted under any plan of the Company or any affiliate other than the plan. Awards granted in addition to or in tandem with other awards or in addition to or in tandem with awards granted under any such other plan of the Company or any affiliate, may be granted either at the same time as or at a different time from the grant of such other award or awards.

(iii)	Forms of Payments Under Awards. Subject to the terms of the plan and of any applicable award agreement, payments or transfers to be made by the Company or an affiliate upon the grant, exercise or payment of an award may be made in such form or forms as the committee shall determine (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

(iv)	Limits on Transfer of Awards. No award and no right under any such award shall be transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the committee, a participant may, in the manner established by the committee, (x) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant, or (y) transfer an award (other than an incentive stock option) to any member of such participant’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such participant’s “immediate family.” Each award or right under any award shall be exercisable during the participant’s lifetime only by the participant, or by a member of such participant’s immediate family or a trust for members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law, by the participant’s guardian or legal representative. No award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

(v)	Term of Awards. The term of each award shall be for such period, not longer than 10 years from the date of grant, as may be determined by the committee.

(vi)	Restrictions; Securities Exchange Listing. All certificates for shares or other securities delivered under the plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the committee may deem advisable under the plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any shares or other securities covered by an award unless and until such shares or other securities have been admitted for trading on such securities exchange.

(vii)	Attestation. Where the plan or any applicable award agreement provides for or permits delivery of shares by a participant in payment with respect to any award or grant under this plan or for taxes, such payment may be made constructively through attestation in the discretion of and in accordance with rules established by the committee.

Section 7.    Awards to Non-employee Directors.

                (a)            Eligibility; One-Time Award.   In addition to other awards that may be granted to non-employee directors pursuant to Section 6 of the plan, each member of the board of directors who is not an employee of the Company or of any affiliate of the Company (a non-employee director) who is elected to the board subsequent to December 31, 2000 shall, upon the date of his or her initial election to the board, receive an award of 1,000 shares of restricted stock. These shares shall vest in three equal installments, on the dates of the annual shareholder meeting in each of the three succeeding years, if such director remains in office immediately following such meeting. In the event that in accordance with the Company’s policy with respect to mandatory retirement of directors, any director is not nominated for election to serve as a director of the Company, all restricted stock so awarded shall immediately vest in full upon such director’s retirement from the board. If a director ceases to be a director prior to the date on which the award is fully vested for any reason other than mandatory retirement, any unvested portion of the award shall terminate and be irrevocably forfeited. Such awards shall be subject to Sections 6(c), 9 and 10 of this plan. The authority of the committee under this Section 7(a) shall be limited to ministerial and non-discretionary matters.

                (b)            Annual Stock Option Grants.   Each non-employee director also shall be eligible to receive non-qualified stock options under the terms of Section 6(a) of the plan; provided, however, that no such director shall be eligible to receive more than 5,000 options (exclusive of reload options) in any calendar year, and that all such options shall be subject in all material respects to the same terms, conditions, and restrictions attached to options then being granted to executive officers of the Company.

                (c)            Stock Compensation.   Each non-employee director shall be eligible to receive or elect to receive his or her fees for service on the Company’s board of directors and the committees thereof in shares or restricted stock units and to defer the receipt of such units, all as described in the Deluxe Corporation Non-Employee Director Stock and Deferral Plan attached hereto as Annex I and hereby made a part hereof.

Section 8.    Amendment and Termination; Adjustments.

        Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the plan:

                (a)            Amendments to the Plan.   The board of directors of the Company may amend, alter, suspend, discontinue or terminate the plan; provided, however, that, notwithstanding any other provision of the plan or any award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

(i)	would amend section 4(a), 4(d) or 6(a)(i) of the plan;

(ii)	absent such approval, would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc., that are applicable to the Company; or

(iii)	absent such approval, would cause the Company to be unable, under the Code, to grant incentive stock options under the plan.

        The board of directors shall be entitled to delegate to the committee the power to amend such terms of the plan and for such purposes as the board of directors shall from time to time determine.

                (b)            Waivers. The committee may waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively.

                (c)            Limitations on Amendments.   Neither the committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, without the consent of the participant or holder or beneficiary thereof, except as otherwise provided herein or in the award agreement.

                (d)            Correction of Defects, Omissions and Inconsistencies.   The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem desirable to carry the plan into effect.

Section 9.    Income Tax Withholding.

        In order to comply with all applicable federal or state income tax laws or regulations, the committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a participant, are withheld or collected from such participant. In order to assist a participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company shares or other property other than shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes. The election, if any, must be on or before the date that the amount of tax to be withheld is determined.

Section 10.    General Provisions.

                (a)            No Rights to Awards.   No eligible person, participant or other person shall have any claim to be granted any award under the plan, and there is no obligation for uniformity of treatment of eligible persons, participants or holders or beneficiaries of awards under the plan.

The terms and conditions of awards need not be the same with respect to any participant or with respect to different participants.

                (b)            Award Agreements.   No participant will have rights under an award granted to such participant unless and until an award agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the participant.

                (c)            No Limit on Other Compensation Arrangements.   Nothing contained in the plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                (d)            No Right to Employment.   The grant of an award shall not be construed as giving a participant the right to be retained in the employ of the Company or any affiliate, nor will it affect in any way the right of the Company or the affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an affiliate may at any time dismiss a participant from employment free from any liability or any claim under the plan, unless otherwise expressly provided in the plan or in any award agreement.

                (e)            Governing Law.   The validity, construction and effect of the plan or any award, and any rules and regulations relating to the plan or any award, shall be determined in accordance with the laws of the State of Minnesota.

                (f)            Severability.   If any provision of the plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the plan or any award under any law deemed applicable by the committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the committee, materially altering the purpose or intent of the plan or the award, such provision shall be stricken as to the plan or such jurisdiction or award, and the remainder of the plan or any such award shall remain in full force and effect.

                (g)            No Trust or Fund Created.   Neither the plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

                (h)            No Fractional Shares.   No fractional shares shall be issued or delivered pursuant to the plan or any award, and the committee shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

                (i)            Headings.   Headings are given to the sections and subsections of the plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

                (j)            Other Benefits.   No compensation or benefit awarded to or realized by any participant under the plan shall be included for the purpose of computing such participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 11.   Effective Date of the Plan.

        The plan shall be effective as of January 1, 2001, subject to approval by the shareholders of the Company.

Section 12.   Term of the Plan.

        Unless the plan shall have been discontinued or terminated as provided in Section 8(a), the plan shall terminate on December 31, 2008. No award shall be granted after the termination of the plan. However, unless otherwise expressly provided in the plan or in an applicable award agreement, any award theretofore granted may extend beyond the termination of the plan, and the authority of the committee provided for hereunder with respect to the plan and any awards, and the authority of the board of directors of the Company to amend the plan, shall extend beyond the termination of the plan.

ANNEX I

DELUXE CORPORATION
NON-EMPLOYEE DIRECTOR STOCK AND DEFERRAL PLAN
(“PLAN”)

                1.           Purpose of the Plan.   The purpose of the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the “Plan”) is to provide an opportunity for non-employee members of the Board of Directors (the “Board”) of Deluxe Corporation (“Deluxe” or the “Company”) to increase their ownership of Deluxe Common Stock, $1.00 par value (“Common Stock”), and thereby align their interest in the long-term success of the Company with that of the other shareholders. This will be accomplished by allowing each participating director to elect voluntarily to receive all or a portion of his or her Retainer (as hereinafter defined) in the form of shares of Common Stock and to allow each of them to defer the receipt of such shares until a later date pursuant to elections made by him or her under this Plan.

                2.           Eligibility.   Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in this Plan (“Eligible Directors”).

                3.           Administration.   This Plan will be administered by or under the direction of the Secretary of the Company (the “Administrator”). Since the issuance of shares of Common Stock pursuant to this Plan is based on elections made by Eligible Directors, the Administrator’s duties under this Plan will be limited to matters of interpretation and administrative oversight. All questions of interpretation of this Plan will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to this Plan.

                4.           Election to Receive Stock and Stock Issuance.

                4.1.       Election to Receive Stock in Lieu of Cash.   On forms provided by the Company and approved by the Administrator, each Eligible Director may irrevocably elect (“Stock Election”) to receive, in lieu of cash, shares of Common Stock having a Fair Market Value, as defined in Section 4.6, equal to 50% or more of the annual cash retainer and all meeting fees (including all committee retainers and meeting fees, the “Retainer”) payable to that director for services rendered as a director. From and after January 1, 2001, all Eligible Directors will be deemed to have made such a Stock Election to receive shares of Common Stock with respect to no less than 50% of such Retainer and shall be deemed to be a participating director under this Plan (“Participating Director”) to at least such extent. Except as provided in the preceding sentence, to be effective, any Stock Election must be filed with the Company (the date of such filing being the date of such election) no later than May 31 of each year (or by such other date as the Administrator shall determine) and shall apply only with respect to services as a director provided for the period of July 1 of that year through June 30 of the year following (“Fiscal

Year”); provided, however, that an Eligible Director whose initial election to the Board of Directors occurs after May 31, shall have 30 days following such election to make a Stock Election, which shall apply only with respect to services as a director provided following the filing of such Stock Election with the Company during the then current or the ensuing Fiscal Year, as specified in the Stock Election. Following the implementation of the Plan upon the expiration of the existing Deluxe Corporation Non-Employee Director Stock and Deferral Plan, effective as of October 31, 1997, Eligible Directors shall continue to be bound by the Stock Elections previously made by them for the Fiscal Year ending June 30, 2001 with respect to their services as a director during the period from January 1, 2001 through June 30, 2001. In the event that an Eligible Director shall fail to file with the Company the required form for making a Stock Election, such director shall be deemed to have made the same Stock Election that such director made with respect to the then current Fiscal Year, or in the absence of having made such Stock Election, to have elected to receive 50% of his or her Retainer in cash and 50% in Common Stock, and such election will be deemed to have been made on (i) May 31 in any year with respect to the ensuing Fiscal Year as aforesaid and (ii) the thirtieth day following initial election to the Board of new directors with respect to the current Fiscal Year only unless such date is within the period of May 31 through June 30 of that Fiscal Year, in which event the election shall be deemed made for both the current and next following Fiscal Years. Any Stock Election made in accordance with the provisions of this Section 4.1 shall be irrevocable for the period to which such election applies.

                4.2.       Issuance of Stock in Lieu of Cash.   Shares of Deluxe Common Stock having a Fair Market Value equal to the amount of the Retainer so elected shall (i) be issued to each Participating Director or (ii) at the Participating Director’s election pursuant to Section 4.3, be credited to such director’s account (a “Deferred Stock Account”), on March 15, June 15, September 15 and December 15 for the calendar quarter ending on the last day of each such month (each such payment date, a “Payment Date”). The Company shall not issue fractional shares. Whenever, under the terms of this Plan, a fractional share would be required to be issued, the Company will round the number of shares (up or down) to the nearest integer. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Retainer in shares of Common Stock (or Stock Units as defined and provided in Section 4.4), that Participating Director shall receive the balance of the quarterly installment in cash.

                4.3.       Manner of Making Deferral Election.   A Participating Director may elect to defer payment of the Retainer otherwise payable in shares of Common Stock pursuant to this Plan by filing (the date of such filing being the date of such election), no later than May 31 of each year (or by such other date as the Administrator shall determine) with respect to payments in the ensuing Fiscal Year, an irrevocable election with the Administrator on a form (the “Deferral Election Form”) provided by the Administrator for that purpose (“Deferral Election”). Any portion of the Retainer to be paid in cash may not be deferred pursuant to the Plan. The special Stock Election rules set forth in Section 4.1 with respect to new directors and continuing elections under the Plan during 2001 shall also apply to the corresponding Deferral Elections. Failure timely to file a Deferral Election shall conclusively be deemed to mean that no election to defer has been made for the applicable period. The Deferral Election shall be effective for the Retainer payable (i) during the ensuing Fiscal Year with respect to elections made on or before May 31 of each year as aforesaid and (ii) for the portion of the Fiscal Year after the date the Deferral Election is made or the ensuing Fiscal Year as specified in the Deferral Election with respect to Deferral Elections made by new directors. Any Deferral Election made in accordance with the provisions of this Section shall be irrevocable for the period to which such election applies. The Deferral Election form shall specify the amount to be deferred expressed as a percentage of the Participating Director’s Retainer.

                4.4.       Credits to Deferred Stock Account for Elective Deferrals.   On each Payment Date, a Participating Director who has made a then effective Deferral Election shall receive a credit in the form of restricted stock units (“Stock Units”) to his or her Deferred Stock Account. Each Stock Unit shall represent the right to receive one share of Common Stock. The number of Stock Units credited to a Participating Director’s Deferred Stock Account shall be determined by dividing an amount equal to the Participating Director’s Retainer payable on the Payment Date for the current calendar quarter and specified for deferral pursuant to Section 4.3, by the Fair Market Value of a share of Common Stock on such Payment Date. If that computation would result in a fractional Stock Unit being credited to a Participating Director’s Deferred Stock Account, the Company will round the number of Stock Units so credited (up or down) to the nearest integer.

                4.5.       Dividend Equivalent Payments.   Each time a dividend is paid on the Common Stock, the Participating Director who has a Deferred Stock Account shall receive a dividend equivalent payment on the dividend payment date equal to the amount of the dividend payable on a single share of Common Stock multiplied by the number of Stock Units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

                4.6.       Fair Market Value.   The Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of Common Stock on the New York Stock Exchange (“NYSE”) on the relevant date as reported by the Wall Street Journal, Midwest Edition; provided that if, on such date, the NYSE is not open for business or there are no shares of Common Stock traded on such date, the Fair Market Value of a share of Common Stock shall be equal to the closing price of one share of Common Stock on the first day preceding such date on which the NYSE is open for business and has reported trades in the Common Stock.

                4.7.       Termination of Service as a Director.   If a Participating Director leaves the Board before the conclusion of any quarter of a Fiscal Year, he or she will be paid the quarterly installment of the Retainer entirely in cash or Common Stock on the applicable Payment Date in accordance with such Participating Director’s then effective Stock Election, notwithstanding that a Deferral Election is on file with the Company. The date of termination of a Participating Director’s service as a director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.

                5.           Shares Available for Issuance.   This Plan constitutes part of the Deluxe Corporation 2000 Stock Incentive Plan, as amended from time to time (the “SIP”), and is subject to the terms and conditions of the SIP. Any shares of Common Stock issued under this Plan shall be issued pursuant to the terms and conditions of the SIP, and any such shares so issued shall be subject to the limits set forth in the SIP, including, without limiting the generality of the foregoing, the limits contained in Section 4(a) of the SIP.

                6.           Deferral Payment.

                6.1.       Deferral Payment Election.   At the time of making the Deferral Election and as a part thereof, each Participating Director shall make and file with the Company, a deferral payment election on the Deferral Election Form specifying one of the payment options described in Section 6.2. If a Participating Director fails to make a deferral payment election at the time any Deferral Election is made in accordance with this Plan, the Participating Director shall conclusively be deemed to have elected to receive the Common Stock represented by the Stock Units earned during the period covered by the Deferral Election in a lump sum payment at the time of the Participating Director’s termination of service on the Board as provided in Section 6.2. The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account during the period covered by the relevant Deferral Election.

                6.2.       Payment of Deferred Stock Accounts in a Lump Sum.   Stock Units credited to a Participating Director’s Deferred Stock Account shall be converted to an equal number of shares of Common Stock and issued in full to the Participating Director on the earlier of the tenth anniversary of February 1 of the year following the Participating Director’s termination of service on the Board (or the first business day thereafter) or such other date as elected by the Participating Director by making a deferral payment election in accordance with the provisions of Section 6.1. All payments shall be made in whole shares of Common Stock (rounded as necessary to the nearest integer). Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 12), Stock Units credited to a Participating Director’s Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be converted to an equal number of shares of Common Stock (rounded as necessary to the nearest integer) and issued in full to the Participating Director in whole shares of Common Stock on such date.

                6.3.       Payment to Estate.   In the event that a Participating Director shall die before full distribution of his or her Deferred Stock Account, any shares that issue therefrom shall be issued to such Director’s estate or beneficiaries, as the case may be.

                7.           Holding Period.   All shares of Common Stock issued under this Plan, including shares that are issued as a result of distributions of a Participating Director’s Deferred Stock Account, shall be held by the Participating Director receiving such shares for a minimum period of six months from the date of issuance or such longer period as may be required for compliance with Rule 16b-3, as amended or any successor rule (“Rule 16b-3”), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Administrator may, in his or her discretion, require that shares of Common Stock issued pursuant to this Plan contain a suitable legend restricting trading in such shares during such holding period

                8.           Limitation on Rights of Eligible and Participating Directors.

                8.1.       Service as a Director.   Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its shareholders not to nominate for re-election, elect or remove an Eligible or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company or its Board or shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

                8.2.       Nonexclusivity of the Plan.   Nothing contained in this Plan is intended to affect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the power of the Company’s officers or Board to modify or adopt compensation arrangements as they or it may from time to time deem necessary or desirable.

                9.           Plan Amendment, Modification and Termination.   The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company’s shareholders, if shareholder approval of the amendment is then required to exempt issuance or crediting of shares of Common Stock or Stock Units from Section 16 of the Exchange Act under Rule 16b-3, or pursuant to the rules of the New York Stock Exchange.

                10.           Effective Date and Duration of the Plan.   This Plan shall become effective on January 1, 2001and shall continue, unless terminated by action of the Board, until the expiration or termination of the SIP, provided that the expiration or termination of this Plan shall not affect any rights of Participating Directors with respect to their Deferral Accounts which shall continue to be governed by the provisions of this Plan until the final distribution of all Deferral Accounts established under this Plan.

                11.           Participants are General Creditors of the Company.   The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

                12.           Change of Control.   A “Change of Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                                A.            Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

                                B.            During the period from the effective date of this Plan until final distribution to all Participating Directors of their Deferred Stock Accounts, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has acquired securities of the Company or entered into an agreement with the Company to effect a transaction constituting a Change of Control as described in paragraphs (A), (C) or (D) of this Section 12) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                                C.            The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 40% of the combined voting power of the Company’s then outstanding securities; or

                                D.            The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

                                E.            For the purposes of this Section 12, the following terms shall have definitions ascribed herein to them:

(i)	“Person” shall have the meaning defined in Sections 3(a)(9) and 13(d) of the Securities Exchange.

(ii)	“Beneficial Owner” shall have the meaning defined in Rule 13d-3 promulgated under the Exchange Act.

(iii)	“Affiliate” shall mean a company controlled directly or indirectly by the Company, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors thereof without the consent or acquiescence of any third party.

                13.          Miscellaneous.

                13.1.        Securities Law and Other Restrictions.   Notwithstanding any other provision of this Plan or any Stock Election or Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

                13.2.       Governing Law.   The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.